EXHIBIT 12.1--Statement Regarding Computation of Ratio of Earnings to Fixed Charges

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
General Felt                                                  Year ended                         Three Quarters
------------                                 ------------------------------------------------  -----------------
                                               1992      1993     1994       1995      1996     1996      1997
                                             -------   -------   -------   --------  --------  -------   -------
                                              (Dollars in thousands, except ratios)
Ratio of earnings to fixed charges
Consolidated pretax income (loss)
  from continuing operations ...........     $(1,086)  $(4,133)  $13,977   $(11,048) $ 24,809  $17,269   $ 7,811
Interest ...............................       7,686     6,068     1,178      1,164     2,179    1,474       765
Interest portion of rental expense .....       1,116     1,268     1,175        944       706      451       398
                                             -------   -------   -------   --------  --------  -------   -------
Earnings ...............................     $ 7,716   $ 3,203   $16,330   $ (8,940) $ 27,694  $19,194   $ 8,974
                                             =======   =======   =======   ========  ========  =======   =======
Interest ...............................     $ 7,686   $ 6,068   $ 1,178   $  1,164  $  2,179  $ 1,474   $   765
Interest portion of rental expense .....       1,116     1,268     1,175        944       706      451       398
                                             -------   -------   -------   --------  --------  -------   -------
Fixed charges ..........................     $ 8,802   $ 7,336   $ 2,353   $  2,108  $  2,885  $ 1,925   $ 1,163
                                             =======   =======   =======   ========  ========  =======   =======
Ratio of earnings to fixed charges .....                            6.94                  960     9.97      7.72
                                                                 =======             ========  =======   =======
Deficiency .............................     $ 1,086   $ 4,133             $ 11,048
                                             =======   =======             ========
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